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                                                                   EXHIBIT 10.22

                               EMPLOYMENT CONTRACT

Between:

GEAC Computer Corporation, whose registered offices is located at 11, All State Parkway suite 300, Markham, ONTARIO L3R 9T8 CDN

Represented by Mr. Doug BERGERON

Acting as President and Chief Executive Officer                 "Doug Bergeron"

PARTY OF THE FIRST PART

and

Mr. Bertrand SCIARD

Residing 15 avenue Sainte-Foy - 92000 NEUILLY-SUR-SEINE (FRANCE)

PARTY OF THE SECOND PART                                      "Bertrand Sciard"

It has been agreed as follows:



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WHEREAS

As a result of the acquisition of JBA by GEAC Computer Corporation Group the legal situation of Mr. SCIARD is modified but his management positions remain unchanged.

His functions are carried out in direct liaison with the parent company.

This is the reason why the Parties have decided to establish a direct contractual relation between themselves under the conditions and with the obligations described below in the present contract.

It has the been agreed as follows:

ARTICLE 1 - PURPOSE OF THE CONTRACT

The present contract is an employment contract governed by French law. It is intended to fix the reciprocal rights and obligations of the two parties.

ARTICLE 2 - DURATION OF THE CONTRACT

The present contract is concluded for an indefinite length of time.

Unless there is serious misconduct or infractions by Mr. SCIARD making it impossible to continue the contract, it may end at any moment upon the initiative of one or the other Parties provided that there is a reciprocal notice of three months.

ARTICLE 3 - SENIORITY AND TRIAL PERIOD

It is expressly agreed that the seniority acquired by Mr. SCIARD since his starting with PRESYS SA, that is since October 1, 1994, be taken over in full in the framework of the present contract.

Consequently, Mr. SCIARD is not subject to any trial period.

ARTICLE 4 - LAW APPLICABLE TO CONTRACT

In accordance with Article 3 of the Treaty of Rome dated June 19, 1980, the Parties have decided to subject the present contract to the French law.

ARTICLE 5 - FUNCTIONS AND ROLE

Mr. SCIARD is responsible for the European subsidiaries and is a member of the management board of GEAC Computer Corporation. As part of his functions, Mr. SCIARD is called upon to be the corporate representative of the various subsidiaries of the Group.

Mr. SCIARD is in charge of the executive management of the subsidiaries of GEAC Computer Limited in Europe. To this effect, he will be in charge and will execute the duties corresponding to the function and corporate mandates that he will be entrusted with by the subsidiaries which he will control in order to carry out the management tasks which fall within his functions.

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ARTICLE 6 - COMPENSATION

ARTICLE 6.1 - Global compensation

For all these functions and missions, Mr. SCIARD shall receive a global gross yearly compensation of FF1,520,000 paid in 12 instalments as well as a an annual bonus of FF1,000,000 whose terms and conditions will be mutually defined between the parties at the beginning of each year.

This compensation is guaranteed by GEAC Computer and will be split, if need be, between the different companies of the Group.

The compensation will be reviewed each year in May.

Considering the level of Mr. SCIARD responsibilities, it is expressly agreed that this global compensation is fixed, independent of the effective duration of working time and including compensation for paid vacation. Mr. SCIARD will be considered as an executive manager, as provided by article L 212-15-1 of the French Labour Code.

ARTICLE 6.2 - Imputation of compensation paid by Group companies

The compensation paid by the GEAC Group companies of which Mr. SCIARD is a corporate representative shall be imputed on the global compensation fixed in
Article 6.1.

In fact, Mr. SCIARD compensation will be split as follows:

FF800,000 for his UK activities,
FF720,000 for his French activity and Group activity paid in France Bonus will be paid 50% in the UK and 50% in France.

ARTICLE 7 -PROFESSIONAL OBLIGATIONS

ARTICLE 7.1 - Instructions and reporting

Mr. SCIARD will carry out his functions in accordance with the instructions of the chief executive officer (or its delegates) of GEAC Computer Corporation Limited who is his hierarchical boss.

He undertakes to keep him (them) informed in a regular and continuous manner of his activities and to submit to his (them) authorization any important action which he would consider appropriate or necessary to take.

ARTICLE 7.2 - Corporate ethics

Mr. SCIARD undertakes to carry out his functions in accordance with the legal regulations applicable to the functions and corporate duties which he will be entrusted with by the

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subsidiaries which he will control as well as their by-laws internal rules which they could apply and more generally with the rules and customs which and applied thereof.

ARTICLE 7.3 - Professional secrecy

Mr. SCIARD commits himself to respecting absolute professional secrecy as regards third parties and employees concerning all confidential information concerning the Group which he may gain knowledge of because of his functions, unless transmission of this information falls with the framework of his professional obligations.

ARTICLE 7.4 - Loyalty and non-competition

During the duration of the contract Mr. SCIARD commits himself to the greatest loyalty vis-a-vis the GEAC and never to act either personally or professionally against the interests of the Group. He commits himself to consecrate all of his business activity for the benefit of the GEAC Group. He shall not directly or indirectly interest himself or take part in any activities likely to compete with the activities of the GEAC Group.

ARTICLE 8 - BUSINESS EXPENSES

ARTICLE 8.1 -Company Car

Mr. SCIARD shall benefit from a company car, with a car allowance of FF15,000 per month for the lease and the maintenance.

GEAC will assume all the costs connected with the use of this car.

ARTICLE 8.2 -

All of the business expenses that Mr. SCIARD may incur as part of his functions shall be reimbursed to him upon furnishing vouchers for the expenses.

Such benefits will be declared as "advantage en nature" and duly subject as such to French social security contributions.

ARTICLE 9 -SOCIAL SECURITY AND WELFARE COVERAGE

ARTICLE 9.1 - Social Security

As a French resident, Mr. SCIARD shall be submitted to the French social security.

Because of the fact that GEAC has no permanent representation office in France, Mr. SCIARD is personally in charge of paying his social security contributions assessed on the remuneration due for his professional activities in France, as provided by article R 243-4 paragraph 2 of the French social security code.

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An independent payroll company will be employed to handle the declaration and payments of social contributions due on Mr SCIARD's business activity for GEAC. The cost of processing Mr SCIARD's payroll will be borne by the.

ARTICLE 9.2 - Unemployment insurance

As President Directeur General of JBA PRESYS and Geac France, Mr. SCIARD shall be insured against the risk of loss of job under the appropriate unemployment insurance fund.

ARTICLE 9.3 - Supplemental benefits

Mr. SCIARD shall benefit, from the retirement, provident and supplemental medical regimes in force in the Group in France.

ARTICLE 10 - PAID VACATION

Mr. SCIARD benefits from five weeks of paid vacation. Mr. SCIARD organizes his vacation periods with reference to his work and the interests of the enterprise.

ARTICLE 11 - POACHING OF STAFF CLAUSE

Mr SCIARD undertakes, both during the term of the present contract and for 12 months after its termination, unless expressly agreed otherwise by the Company, not to recruit, solicit or even contact, directly or indirectly, on his own behalf or on behalf of third parties or through a company, a list of present or future employees of the Company or any other person working for or involved in the business of a company in the GEAC Group. ( the company will provide to Mr SCIARD a list of these employees and or business contacts on termination of his contract)

ARTICLE 12 - EXCLUSIVITY

a) During his employment under this contract, Mr SCIARD undertakes to work solely and exclusively for the Company.

b) He also undertakes not to accept any remuneration, bonus, incentive, commission, trip, gift or more generally any material advantage or benefit in the form of services from persons or businesses other than the Company, unless authorized in writing by the management of the Company.

ARTICLE 13 -WORKING DOCUMENTATION

All documents, records, books, price lists, samples, designs, forms, correspondence, invoices, notices and other goods concerning the working operations remain the property of the Company.

Mr SCIARD shall return them to the Company at its request and in any case.

Upon termination or suspension of the present contract, documents and working materials provided to Mr SCIARD during the course of his employment shall be surrendered to the

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Company on the date of termination of his contract of employment or on the date of his effective departure from the Company.



ARTICLE 14 - FINAL PROVISIONS

The contract is effective as of January 1, 2000.

It substitutes in all of its provisions the employment contract which bound Mr. SCIARD to JBA HOLDINGS Plc.

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                      ADDENDUM 1 TO THE EMPLOYMENT CONTRACT

Between:

GEAC Computer Corporation, whose registered offices is located at 11, All State Parkway, suite 300, Markham, ONTARIO L3R 9T8 CDN

Represented by Mr. Doug BERGERON

Acting as President and Chief Executive Officer

                         "Doug Bergeron"

                                                         PARTY OF THE FIRST PART

and

Mr. Bertrand SCIARD

Residing 15 avenue Sainte-Foy - 92000 NEUILLY-SUR-SEINE (FRANCE)

                        "Bertrand Sciard"

                                                        PARTY OF THE SECOND PART



It has been agreed as follows:


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WHEREAS

Mr. SCIARD has been hired by GEAC Computer Corporation, under an employment contract signed the

To take in account the circumstances of the task and responsibilities Mr. SCIARD is in charge of, both parties agreed to complete the employment contract with this current addendum.

IT HAS BEEN AGREED AS FOLLOWS:

THE ARTICLE 2  DURATION of CONTRACT  is completed as follows:

In case of termination at the initiative of GEAC Computer Corporation, unless there is serious misconduct or infractions by Mr. SCIARD making it impossible to continue the contract, the enterprise shall pay Mr. SCIARD a termination indemnity of eighteen months of global gross salary as at the date of the ending of relations, increased by a sum equal to the bonus paid for the preceding calendar year.

This indemnity includes all legal or conventional indemnity.

In case where the legal or conventional indemnity would be higher, it would substitute to the contractual indemnity agreed above.

All other clauses of the employment contract between Mr. SCIARD and GEAC Computer Corporation stay unchanged.

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